Schedule 14A Information

                    Proxy Statement Pursuant to Section 14(a)
                   of the Securities and Exchange Act of 1934
                              (Amendment No.____ )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive  Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                            SILVERADO GOLD MINES LTD.
                            -------------------------
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
    ------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee  computed on the table below per  Exchange  Act Rules 14a-6 (i) (4) and
     0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined:

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            SILVERADO GOLD MINES LTD.
                                  Form of Proxy
                                  -------------

               This proxy is solicited on behalf of the Board of Directors of Silverado Gold Mines Ltd. (the "Company"), for the Annual General Meeting of the Shareholders of the Company to be held on May 11, 1998 (the "Meeting").

The undersigned,  a registered Shareholder of the Company, hereby appoints Garry
L. Anselmo, or failing him, Michael W. Hogen, or instead of either of the foregoing, _________________________ or failing him or her,
_________________________ as proxy of the undersigned, with full power of substitution, to attend, act and vote in respect of all shares registered in the name of the undersigned at the Meeting and at any and all adjournments thereof. Without limiting the general powers hereby conferred, the said proxy is directed, in respect of the following matters to give effect to the following choices as indicated by check marks or X's:

1.   Proposal One - To Elect Directors

     This proposal, if enacted, would elect each of the following persons as a Director of the Company for the ensuing year:

          Garry L. Anselmo         Vote For  __   Withhold From Voting  __
          K. Maxwell Fleming       Vote For  __   Withhold From Voting  __
          James F. Dixon           Vote For  __   Withhold From Voting  __

2.   Proposal Two - To Appoint Auditors
     This proposal, if enacted, would appoint KPMG as Auditors for the Company for the ensuing year at a remuneration to be fixed by the Board of Directors.

          Vote For  __   Withhold From Voting  __

3. Proposal Three - To amend the Company's Memorandum of Incorporation to effect a reverse split of the Company's Issued and Authorized Capital of one for ten shares.

          Vote For  __   Vote Against  __   Withhold From Voting  __

4.   Proposal  Four - To Increase  the  Authorized  Capital of the Issuer-  This
     Proposal To Be Voted Upon Only If Proposal Three Is Approved. This proposal, if enacted, would increase the authorized capital of the Company to 100,000,000 Common Shares (after giving effect to the reverse split described in Proposal Three).

          Vote For  __   Vote Against  __   Withhold From Voting  __

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting. If no direction is made, this Proxy will be voted FOR the nominees listed above and FOR Proposals Two through Four.

     NOTES:


A. The signature below must conform to the name of the Shareholder(s) as registered. To be valid, a proxy must be dated and signed by the Shareholder(s) or his Attorney authorized in writing. Executors,
     Administrators, Trustees or other Personal Representatives signing on behalf or a registered Shareholder(s) should so indicate when signing. Where shares are held jointly, either owner may sign. Where the shares are held by a company, a duly authorized Officer or Attorney of the company must sign. If the proxy is executed by the Personal Representative for an individual Shareholder(s) or by an Officer or Attorney of a corporate Shareholder(s), not under its corporate seal, the instrument empowering the Personal Representative, Officer or Attorney as the case may be, or a notarial certified copy thereof, must accompany the proxy.

B. A proxy, to be effective, must be deposited at the office of the Company's Registrar and Transfer Agent, Montreal Trust Company of Canada, 510 Burrard Street, Vancouver, British Columbia, V6C 3G9, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time for holding the Meeting or any adjournment thereof.

C. Reference is specifically made to the accompanying Proxy Statement and Information Circular for further information and instructions.

D. If the date is not completed in the space provided, this proxy shall be deemed to be dated as of the date and time of the Meeting.

     Dated this Day of _______________________, 1998. (Please insert date of execution).



     --------------------------------------
     Signature of the Shareholder


     --------------------------------------
     Name of the Shareholder (please print)


     --------------------------------------
     Address of Shareholder


     --------------------------------------
     City, Province/State


     --------------------------------------
     Postal Code

                            SILVERADO GOLD MINES LTD.
             505 - 1111 West Georgia Street Vancouver, B.C. V6E 4M3
                               Tel: (604) 689-1535

                Notice of Annual General Meeting of Shareholders
                ------------------------------------------------




Notice is hereby given that the Annual General Meeting of Shareholders (the "Meeting") of Silverado Gold Mines Ltd. (the "Company") will be held at 2800 Park Place, 666 Burrard Street, Vancouver, British Columbia, on Monday, May 11, 1998, at the hour of 9:00 a.m. (Vancouver time), for the following purposes:

1. To elect three Directors to serve until the 1999 Annual General Meeting of Shareholders or until their successors are elected.

2.   To appoint Auditors and to authorize the Directors to fix remuneration.

3. To consider and vote upon a proposal to amend the Company's Memorandum of Incorporation to effect a "Reverse Stock Split" of the Company's Common Shares of one for 10 (ten) shares. (This is a Special Resolution which requires the affirmative vote of not less than three-quarters of the votes cast in person or by proxy at the Meeting).

4. If Proposal Three is approved by the Shareholders, to consider and vote upon a proposal to amend the Company's Memorandum of Incorporation to increase the number of authorized Common Shares to 100,000,000 shares, after giving effect to the reverse split under Proposal Three. (This is an Ordinary Resolution which requires the affirmative vote of a simple majority of the votes cast in person or by proxy at the Meeting).

5. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed April 6, 1998 as the Record Date for determining the Shareholders who are entitled to receive notice of and vote at the Meeting. Shareholders who are unable to attend the Meeting in person are requested to read, complete, sign and mail the enclosed Form of Proxy in accordance with the instructions set out in the Proxy Form and in the Proxy Statement and Information Circular accompanying this Notice. Please advise the Company of any change in your mailing address.

DATED at Vancouver, British Columbia this April 9, 1998.

BY ORDER OF THE BOARD OF DIRECTORS




/s/ Michael W. Hogen
--------------------
Michael W. Hogen
Secretary

                            SILVERADO GOLD MINES LTD.
                    Proxy Statement and Information Circular


Except as otherwise stated, the information contained herein is stated as of March 26, 1998. This Proxy Statement and Information Circular (the "Proxy
Statement") and accompanying Form of Proxy are expected to be mailed to registered Shareholders on or about April 19, 1998.


Solicitation of Proxies

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors ("Management") of Silverado Gold Mines Ltd. (the "Company") for use at the Annual General Meeting of Shareholders of the Company (the "Meeting") to be held on Monday, May 11, 1998, and any adjournment thereof, at the time and place and for the purposes set forth in the accompanying Notice of Meeting. While it is expected that the solicitation will be primarily by mail, proxies may be solicited personally or by telephone by the regular employees of the Company. All costs of solicitation by Management will be borne by the Company.

The Company has also made arrangements with brokerage houses and other intermediaries to send proxies and proxy materials at the Company's expense to unregistered Shareholders of the Company.


                      Appointment and Revocation of Proxies

The persons named as Proxy Holder in the accompanying Form of Proxy are Directors of the Company and were designated by the Management of the Company. A Shareholder wishing to appoint some other person (who need not be a Shareholder) to represent him or her at the Meeting has the right to do so, either by striking out the names of those persons named in the accompanying Form of Proxy and inserting the desired person's name in the blank space provided in the Form of Proxy, or by completing another Form of Proxy. A proxy will not be valid unless the completed proxy form is received at the office of the Company's Transfer Agent and Registrar, Montreal Trust Company of Canada, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9 not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time for holding the Meeting or any adjournment thereof.

A Shareholder who has given a proxy may revoke it by an instrument in writing executed by the Shareholder or by his or her Attorney authorized in writing or, where the Shareholder is a corporation, by a duly authorized Officer or Attorney of that corporation, and delivered to the said office of Montreal Trust Company of Canada, at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or to the Chairman of the Meeting on the day of the Meeting, or in any other manner provided by law. A revocation of a proxy does not affect any matter on which a vote has been taken prior to the revocation.

                                Voting of Proxies

Shares represented by properly executed proxies in favor of persons designated in the enclosed Form of Proxy will be voted FOR the nominees for election as Directors (Proposal One), FOR the appointment of Auditors at a remuneration established by the Board (Proposal Two) and FOR Proposals Three and Four or withheld from voting if so indicated on the Form of Proxy.

The shares represented by proxies will, on any poll where a choice with respect to any matter to be acted upon has been specified in the Form of Proxy, be voted in accordance with the specification made. If no choice is specified with respect to any matter referred to herein, it is intended on a ballot to vote such shares in favor of each such matter.

Executed proxies marked "Withhold from Voting" will not be considered as votes cast "For" or "Against" a proposal. If a broker or other record holder or nominee indicates on a proxy that it does not have authority to vote on a particular proposal, those shares will not be voted "For" or "Against" such proposal.

The enclosed Form of Proxy when properly completed and delivered and not revoked confers discretionary authority upon the person appointed proxy thereunder to vote with respect to amendments or variations of matters identified in the Notice of Meeting, and with respect to other matters which may properly come before the Meeting. In the event that amendments or variations to matters identified in the Notice of Meeting are properly brought before the Meeting or any further or other business is properly brought before the Meeting, it is the intention of persons designated in the enclosed Form of Proxy to vote in accordance with their best judgment on such matters or business. At the time of the printing of this Proxy Statement, the Management of the Company knows of no such amendment, variation or other matter which may be presented to the Meeting.


                            Voting Securities; Quorum

The shares of Common Stock of the Company are entitled to one vote each, and the number outstanding as at March 15, 1998 is 81,062,218 shares of Common Stock without par value. Only Shareholders of record by 4:30 p.m. (Vancouver time) on April 6, 1998, who either personally attend the Meeting or who have completed and delivered a Form of Proxy in the manner and subject to the provisions described herein, shall be entitled to receive notice of and to vote or to have their shares voted at the Meeting.

The presence in person or by proxy of at least two persons entitled to vote is necessary to convene the Meeting.

         Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, as of March 15, 1998, as to the Beneficial Ownership of shares of the Company's only outstanding class of securities, its Common Stock, by each person or group who, to the knowledge of the Company at that date, was a Beneficial Owner of 5% or more of the outstanding shares of Common Stock; by each Director and Executive Officer required to be named in the Summary Compensation Table; and by all Directors and Executive Officers as a group. The table does not include information regarding shares of Common Stock held in the names of certain depositories / clearing agencies and nominees for various brokers and individuals.

                                                                 Percentage of
                                              Amount of Nature     Outstanding
Name and Address of Beneficial Owner       of Beneficial Owner   Voting Shares
--------------------------------           -------------------   -------------
Garry L. Anselmo                              3,002,733    (1)        3.7%
Suite 505 - 1111 West Georgia Street
Vancouver, BC V6E 4M3

K. Maxwell Fleming                              401,000    (2)        0.5%
North Vancouver, BC

James F. Dixon                                  564,500    (3)        0.7%
West Vancouver, BC

All Directors and Executive Officers as       3,968,233               4.9%
a group (3 persons)

Tri-Con Group                                 2,002,661    (4)        2.4%
Suite 505 - 1111 West Georgia Street
Vancouver, BC V6E 4M3


(1)  Comprised  of 1,667  shares  held by Tri-Con  Mining  Ltd.,  of which Garry
     Anselmo owns 75%, 2,000,984 shares held by Tri-Con Mining Inc., a wholly-owned subsidiary of Tri-Con Mining Ltd. ("Tri-Con Group"), and 72 shares and Director's options for 1,000,000 shares held directly by Mr. Anselmo.

(2)  Includes Director's options for 400,000 shares.

(3)  Includes Director's options for 450,000 shares.

(4) Tri-Con Group holds all shares under note (1), save 72 shares and 1,000,000 Director's options held by Mr. Anselmo.

                              United States Dollars

All dollar amounts listed in this Proxy Statement are stated in United States dollars.


                Compensation of Directors and Executive Officers

Summary Compensation Table
--------------------------

The following table discloses compensation paid during the three fiscal years ended November 30, 1997, 1996 and 1995 to all individuals who served as the Company's CEO or in a similar capacity during the fiscal year ended November 30, 1997 and the Company's four most highly compensated Executive Officers, other than the CEO, who were serving as Executive Officers at November 30, 1997 and whose total compensation exceeded $100,000, if any:

                                                                              Long Term
                                          Annual Compensation          Compensation Awards (4)
                                          -------------------          -----------------------

Name                                                                    Securities Underlying     All Other
Principal Position       Year    Salary ($)    Bonus ($)    Other ($)     Options/SARs (#)      Compensation
--------------           ----   -----------    ---------    ---------   ---------------------   ------------
J.P. Tangen(1)(2)        1997   $    63,124    $       0    $ 188,026                                  $   0
CEO & President          1996   $   263,000    $       0    $       0                       0          $   0
                         1995   $   202,249    $       0    $       0                 200,000          $   0
Garry L. Anselmo(1)(3)   1997   $         0    $       0    $       0                       0          $   0
Chairman, C.O.O.,        1996   $         0    $       0    $       0                       0          $   0
CEO and President        1995   $         0    $       0    $       0               1,000,000          $   0


(1) Mr. Tangen served as the Company's President and CEO from November 1, 1994 until February 28, 1997. Those positions had been held by Mr. Anselmo who was elected Chairman and Chief Operating Officer effective November 1, 1994. Mr. Anselmo again assumed the offices of President and CEO at no salary effective March 1, 1997. In 1997 Mr. Tangen received $63,124 in salary and $188,026 in severance.


(2) Mr. Tangen's salary was specified as $10,000 per month, net of withholding and other taxes, resulting in an annual salary equal to $120,000 plus taxes due on that net amount. During the months of November 1994 through May 1995 and the month of August 1995, Mr. Tangen was compensated through Silverado Mines (U.S.), Inc., a wholly-owned U.S. subsidiary of the Company, of which he was also President and CEO. During the remaining months of fiscal 1995, Mr. Tangen was paid directly by the Company.

(3) Mr. Anselmo is employed and compensated by Tri-Con Mining Ltd., which provides management and mining exploration and development services to the Company.

(4) Includes options exercisable at $0.88 to purchase 1,000,000 shares granted to Mr. Anselmo and 200,000 shares granted to Mr. Tangen.


               Option/SAR Grants and Exercises and Year End Values

During the fiscal year ended November 30, 1997 no stock options were granted to or exercised by any named executive officer. No in-the-money, unexercised options were held by any named executive officer at the end of the fiscal year.


              Long-Term Incentive Plans and Defined Benefit Plans

Except as described, the Company does not have any long-term incentive plan, pension plan, or other compensatory plan for its Executive Officers.

                                Performance Graph

The following line graph compares the yearly percentage change of the cumulative total Shareholder return, assuming reinvestment of dividends for (a) the Common Stock, (b) the Nasdaq Market Index, and (c) the value of an index comprised of the common stock of 96 companies in the mining industry. The comparison shown in the graph is for the Company's fiscal years ended November 30, 1992, 1993, 1994, 1995, 1996, and 1997. The cumulative total Shareholder return on the Company's Common Stock was measured by dividing the difference between the Company's share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period, the calculation of the cumulative Shareholder return on the Common stock did not include dividends.

                                [GRAPHIC OMITTED]


                               1992      1993     1994      1995      1996      1997
                             ------    ------   ------    ------    ------    ------
SILVERADO GOLD MINES LTD     100.00    361.91   157.15     85.72    100.00     51.28
INDUSTRY INDEX               100.00    173.99   187.17    217.91    235.42    140.86
BROAD MARKET                 100.00    119.03   128.19    162.53    201.65    250.48

                            Compensation of Directors

Directors of the Company receive no fees on an annual or per meeting basis, but the Company has periodically granted to Directors Options to purchase Common Shares. In accordance with the formula plan provisions of the Company's 1994 Stock Option Plan, on December 12 of each year 50,000 options, exercisable at the current market price of the Common Stock, are automatically granted to each "disinterested" Director.


     Employment Contracts and Termination and Change in Control Arrangements

Mr. J.P. Tangen was employed as the Company's President and CEO commencing November 1, 1994 through February 28, 1997, pursuant to an employment contract providing for a salary of $10,000 per month, net of taxes. Mr. Tangen's employment contract provides that he will be entitled to receive a termination payment equal to one year's salary in the event his employment is terminated for any reason other than his willful misconduct. In May 1995 the Board of Directors adopted, and the shareholders approved, an agreement to compensate Garry L. Anselmo, Chairman, in the event he leaves the Company following a Change in Control (as defined in the Agreement) of the Company.


           Compensation Committee Interlocks and Insider Participation

During the fiscal year ended November 30, 1997, the Company's Compensation Committee took action by unanimous written consent 1 time. K. Maxwell Fleming and James F. Dixon are the Board Members on the Compensation Committee. During the 1997 fiscal year, two of the Company's four Directors served as Executive Officers. Neither of those Executive Officers/ Directors, Garry L. Anselmo and J.P. Tangen, participated in deliberations concerning Executive Officer compensation.

Mr. Anselmo, a Director of the Company has served as Chairman since its inception. He assumed the title of Chief Operating Officer on November 1, 1994. Prior thereto and since March 1, 1997 he has served as the Company's President and Chief Executive Officer as well. Mr. Anselmo is President, a Director, and a Principal Shareholder of Tri-Con Mining Ltd. ("Tri-Con"), which provides management and mining exploration and development services to the Company. Tri-Con is compensated pursuant to a Management and Mining Exploration and Development Agreement between the Company and Tri-Con. Tri-Con owns 100% of the shares of Tri-Con Mining, Inc. and Tri-Con Mining (Alaska) Inc. These companies (the "Tri-Con Group") carry on business as mining exploration and development contractors, and have been employed by the Company under contract since 1972 to carry out all its field work programs and to provide most Administrative and Management services. Services of Officers and Directors of the Tri-Con Group who are also Officers and Directors of the Company are not charged.

Because Mr. Anselmo is a Shareholder, Director and Officer of Tri-Con, and because the Tri-Con Group conducts exploration and development work on its own behalf, opportunities for conflict of interest among these companies may arise with respect to allocation of resources, efforts and expenses. Accordingly, all arrangements between the Company and the Tri-Con Group are submitted for approval to the Directors of the Company who are not affiliated with Tri-Con. The Company believes that its arrangements with the Tri-Con Group are at least as favorable to the Company as could be obtained from unrelated parties having similar capability. The aggregate amount charged by the Tri-Con Group for services during the fiscal year ended November 30, 1997, was $3,460,365, which was $395,240 in excess of costs incurred by Tri-Con to provide those services.

J.P. Tangen served as President and CEO of the Company from November 1, 1994 until February 28, 1997 and as a Director until March 14, 1997. During the fiscal year ended November 30, 1997, Mr. Tangen did not participate in deliberations concerning Executive Officer compensation. The employment contract between the Company and Mr. Tangen, which establishes Mr. Tangen's compensation and benefits, was considered and approved by the Board of Directors prior to Mr. Tangen's election as a Director and Officer.


                               Proposal Number One

                              Election of Directors

The Directors of the Company are elected annually and hold office until the next Annual General Meeting of Shareholders or until their successors are appointed. Unless authority to do so is withheld, the persons designated in the accompanying Form of Proxy intend to vote for the nominees listed below. Management does not contemplate that any of these nominees will be unable or unwilling to serve as a Director. If for any reason, any of them shall be unable or unwilling to serve, it is intended that the proxies given pursuant to this solicitation will be voted for a substitute nominee or nominees selected by Management unless authority to vote the proxies in the election of Directors is withheld.

Pursuant to Section 135 of the British Columbia Company Act, Advance Notice of the Meeting was published in The Vancouver Province newspaper on March 16, 1998 inviting written nominations for Directors. No such nominations have been received by the Company.

The number of Directors is presently fixed at three. The persons named in the following table are Management's nominees to the Board.


Name and Position                    Date First
with the Company             Age     Appointed       Principal Occupation
--------------------------  -----  ---------------   ----------------------------------
Garry L. Anselmo(1)           54     May 4, 1973     President, Chief Executive Officer,
President, CEO, COO                                  Chairman of the Board and Chief
& Director                                           Operating Officer of the Company

K. Maxwell Fleming(1)(2)      61     July 24, 1979   Self-Employed Chartered
Director                                             Accountant

James F. Dixon(1)(2)          50     May 6, 1988     Barrister & Solicitor,
Director                                             Shandro, Dixon & Edgson
--------------------------  -----  ---------------   ----------------------------------


(1)  Member of the Company's Audit Committee.
(2)  Member of the Company's Compensation Committee.

The Company's Audit Committee met 1 time during the last fiscal year, and the Company's Compensation Committee met 1 time. The Board of Directors met or took action by consent 15 times during the last fiscal year.

Mr. Anselmo is President, Chairman of the Board of Directors, Chief Executive and Operating Officer of the Company. He is also Chairman of the Board of Directors and Chief Executive Officer of its wholly owned subsidiary, Silverado Gold Mines, Inc. ("Silverado Inc."). From May 1973 until November 1994 he served as the Company's President and Chief Executive Officer, assuming those positions again effective February 28, 1997. From November, 1994 through present he has served as Chairman and Chief Operating Officer. Mr. Anselmo founded Tri-Con Mining Ltd. ("Tri-Con"), a private mining exploration and development services company in 1968 and is currently a Shareholder, Director and President of Tri-Con. He is also Chairman and a Director of Tri-Con's United States operating subsidiaries, Tri-Con Mining, Inc. and Tri-Con Mining (Alaska), Inc. (see: "Compensation Committee Interlocks and Insider Participation" herein).

Mr. Fleming is a Director of the Company and a member of its Audit and Compensation Committees. He also serves as a Director of Silverado Inc. Mr. Fleming has been a Chartered Accountant for the last five years.

Mr. Dixon is a Director of the Company and a member of its Audit and Compensation Committees. He also serves as a Director of Silverado Inc. He has been engaged in the private practice of law since 1973 and has been a partner with Shandro Dixon Edgson, Barristers & Solicitors, of Vancouver, BC since 1985.


                               Proposal Number Two

                             Appointment of Auditors

Unless such authority is withheld, the persons named in the accompanying Form of Proxy intend to vote for the reappointment of KPMG, Chartered Accountants of Vancouver, British Columbia, as Auditors of the Company to hold office until the next Annual General Meeting of Shareholders and for the authorization of the Directors to fix their remuneration. KPMG has served as Auditors of the Company since 1981. A representative of KPMG is expected to be present at the Meeting and will be given the opportunity to make a statement and to respond to appropriate questions.


                              Proposal Number Three

         To Amend the Company's Memorandum of Incorporation to Effect a Reverse Split of One Common Share for Every Ten Common Shares Outstanding.

At the Annual General Meeting, the Shareholders of the Company will consider and vote upon the adoption of a special resolution to amend the Company's Memorandum of Incorporation to provide that every ten Common Shares of both the issued and authorized capital of the Company will be consolidated to one Common Share. Such exchange will produce what is commonly known as a "Reverse Stock Split."

Effect of Approval of Proposal Number Two

The following table illustrates the effects of the proposed amendment for a 1 for 10 reverse split on authorized and issued and outstanding shares of Common Stock as of March 15, 1998:

                                   Prior to   After 1 for 10
Number of Shares                  Amendment    Reverse Split
                                -----------   --------------
Authorized                      100,000,000       10,000,000

Issued and Outstanding           81,062,218        8,106,222

Available for Future Issuance    18,937,782        1,893,778

As of March 15, 1998 there were outstanding options and warrants to purchase 9,132,923 shares of Common Stock. The number of shares of Common Stock available for options and warrants and the number of such shares covered by outstanding options and warrants, and the exercise price for the options and warrants will be proportionately adjusted to reflect the reverse split. Shareholders of the Company do not have preemptive rights to subscribe for new shares that may be issued after the reverse stock split.

Effect of Reverse Stock Split, and Exchange of Certificates

Holders of Common Stock will not be required to recognize any gain or loss as the result of the exchange of securities which is to occur in connection with the reverse stock split. The tax basis of the aggregate shares of Common Stock received by present shareholders will be equal to the basis of the aggregate shares of Common Stock surrendered. The holding period for shares of Common Stock received will include the holding period of Common Stock exchanged therefor for both tax and Rule 144 purposes.

The proposed Reverse Stock Split will have the effect of causing those who are Shareholders as of the date of filing with the Registrar of Companies, (the "Effective Date" of the reverse stock split if Proposal Three is approved by Shareholders) to exchange ten shares of pre-amendment Common Stock ("Old Common Stock") for one share of post-amendment Common Stock ("New Common Stock").

Persons holding shares of Old Common Stock may obtain shares of New Common Stock by surrendering certificates representing shares of Old Common Stock to the Company's transfer agent, Montreal Trust Company, 510 Burrard Street, 4th Floor Vancouver, BC V6C 389 (the "Transfer Agent"). If certificates representing shares of Old Common Stock have been lost or misplaced, each owner of the lost or misplaced certificates will need to contact the Transfer Agent for instructions to be followed in obtaining New Common Stock in exchange for such lost or misplaced certificates.

To determine the number of shares of New Common Stock issuable to any record holder, the total number of shares represented by certificates issued in the name of that record holder as set forth on the records of the Transfer Agent (on the date upon which the Reverse Stock Split becomes effective) will be divided by ten. The holder will, upon surrender of the share certificate(s) representing shares of Old Common Stock, receive a share certificate representing the appropriate number of shares of New Common Stock.

No fractional shares of New Common Stock will be issued. Any fractional share will be rounded up to the next whole share.

Holders of certificates of Old Common Stock will be required to transmit their certificates to the Transfer Agent if a holder wants to obtain shares of New Common Stock. The effective date of the reverse split will be the date the Amendment is filed with the Registrar of Companies. The Board of Directors of the Company will select an effective date of the reverse stock split following shareholder approval by filing the Amendment on that date. The Company will give public notice (including notice to the Securities and Exchange Commission, the NASD, and by press release) of the proposed effective date of the reverse stock split at least ten days in advance of the proposed effective date.

Reasons for the Reverse Stock Split

Management and the Board of Directors have one primary reason for proposing the Reverse Stock Split. Currently there are approximately 81,000,000 shares of outstanding Common Stock, which shares are trading on the NASDAQ Small Cap Market in small quantities at very low prices. The NASDAQ Small Cap Market has announced changes to its Small Cap Market maintenance requirements. The changes became effective on February 23, 1998. Currently, the Company does not meet the maintenance requirement of $1.00 minimum bid price. The Board believes it is very important for the Company to continue its NASDAQ listing. The Board believes listing on NASDAQ increases the likelihood of generating interest in the Company's stock by more members of the brokerage community and also enhances the likelihood for success of any financing efforts which might be undertaken by the Company in the future.

After considerable review and discussion the Board of Directors has determined that meeting the minimum bid price of $1.00 per share would best be accomplished by reducing the number of shares of the Company's Common Stock outstanding, and it believes that such action is in the best interests of the Company and of its shareholders. The Board has determined the most effective means of achieving this reduction is a reverse stock split. A 1-for-10 reverse split would reduce the shares outstanding to approximately 8,100,000. Although the stock price may not necessarily increase ten fold, the post split price in such case would be approximately $2.20, assuming a pre-split bid price of $0.22. There is no assurance that the post split price will reflect a proportionate adjustment in the stock price equal to the amount of the reverse split.

Anti-Takeover Implications

Approval of the proposed Amendment will vest the Board of Directors with the power to issue additional shares of Common Stock. This power to issue additional shares of Common Stock could be used by incumbent management to make more difficult a change in control of the Company. However, the Board of Directors is proposing this amendment solely for the purpose of allowing the Company to maintain its listing on NASDAQ and is not proposing the amendment as an anti-takeover device.

Both the BC law and the Company's Bylaws allow for indemnification of the Company's officers, directors, employees and agents. The availability of indemnification to directors for liability based upon their actions in choosing to issue shares in an attempt to resist a takeover could influence a director in choosing whether to approve the issuance of such shares.

The Board of Directors unanimously recommends a vote "FOR" the approval of Proposal Number Three.

Approval  of  Proposal  Three  is  a  Special   Resolution  which  requires  the
affirmative vote of at least three quarters of the votes cast in person or by proxy at the Meeting. The enactment of Proposal Three is contingent upon Shareholder approval of Proposal Four.

                              Proposal Number Four

               To increase the number of authorized Common Shares
                     from 10,000,000 to 100,000,000 shares.

At the Annual General Meeting, the Shareholders of the Company will consider and vote upon the adoption of an ordinary resolution to amend the Company's Memorandum of Incorporation (the "Amendment") to increase the number of authorized shares of the Company's Common Stock from 10,000,000 to 100,000,000. This Proposal will only be considered if Proposal Number Three is approved.

On March 15, 1998, if the reverse split described in Proposal Number Three is approved there would be 8,106,200 shares of Common Stock issued and outstanding and only 10,000,000 Common Shares authorized for issuance. This number does not include approximately 323,100 post split shares reserved for issuance under outstanding options to purchase shares of Common Stock, 155,000 post split shares of Common Stock reserved for issuance under options authorized but not yet granted pursuant to existing stock option plans, 480,200 post split shares reserved for issuance under warrants in connection with private placements completed in 1996 and 1997, and 110,000 post split shares of Common Stock issuable upon the conversion of the Company's outstanding 8% Convertible Callable Debentures. There were also 110,000 post split shares reserved for a potential property acquisition. As of such date, therefore, there were only 715,500 unreserved post split shares of Common Stock available for issuance.

The Board of Directors has deemed it advisable and in the best interests of the Company and its Shareholders to amend the Memorandum of the Company to provide that the authorized number of shares of Common Stock be increased by 90,000,000 to 100,000,000 if the reverse split is approved. The Board of Directors determined that the number of available post split authorized shares is not sufficient to accomplish the Company's objectives, as described below.

The purpose of such increase in the authorized number of shares of Common Stock is to maintain the Company in a position where it will continue to have a sufficient number of shares of authorized and unissued Common Stock available to be issued for or in connection with such corporate purposes as may, from time to time, be considered advisable by the Board of Directors, including:

a. the issuance of Common Stock in connection with any desirable acquisitions which may be presented to the Company;

b. the payment of stock dividends, if the Board of Directors should deem it advisable;

c. the issuance of Common Stock upon exercise of options granted under the Company's various stock option plans;

d. the issuance of Common Stock upon the conversion of the Company's outstanding Debentures or other securities convertible into Common Stock which may be outstanding from time to time; and

e. the issuance of Common Stock in connection with an offering to raise capital for the Company.

Implementation of this Proposal would provide the Company with continued flexibility in the future to utilize the Common Stock for the above purposes as a means to finance future growth of the Company without the delay and expense incident to the holding of a special Meeting of Shareholders to consider any specific issuance. Implementation of the Proposal may also help to mitigate the uncertainties and risks of disruption of existing and potential business relationships, including banking arrangements with parties who may in the future become concerned about changes in control of the Company. The Company may be less able to attract business partners willing to make long term plans and commitments if the Company is perceived to be vulnerable to a takeover or there is uncertainty as to the Company's plans and objectives. The Company is not presently aware of any plans to attempt to acquire the Company.

Certain Effects of Authorized But Unissued Stock.

Since holders of Common Stock have no preemptive rights, any issuance of newly authorized shares of Common Stock (other than in connection with stock dividends and stock splits) would cause a dilution of the percentage of equity ownership, voting rights and net earnings and net book value per share of all existing Shareholders.

One of the effects of the existence of unissued and unreserved Common Stock may be to enable the Board of Directors of the Company to issue shares to persons friendly to current Management which could render more difficult or discourage an attempt to obtain control of the Company by means of a Merger, Tender Offer, Proxy Contest or otherwise, and thereby protect the continuity of Management. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of the Company.

Although the Amendment might have such effect, the Amendment has been proposed by the Board of Directors for the reasons set forth above and not for anti-takeover reasons. The Company is not aware of any present effort to accumulate shares of Common Stock or to attempt to change control of the Company. The Company has no present intent to issue additional shares of Common Stock either to the current principal Shareholders, the Directors, the Executive Officers, or any other person or entity except under the Company's stock option plans or pursuant to the conversion of outstanding Debentures, or to issue any material amount of shares in connection with any acquisition to any other person or entity.

The Board of Directors unanimously recommends a vote "FOR" the approval of the Amendment.

Approval of Proposal Four is an Ordinary Resolution which requires the affirmative vote of a simple majority of the votes cast in person or by proxy at the Meeting.

          Proposals by Shareholders for the 1999 Annual General Meeting

Shareholder proposals to be included in the Company's Proxy Statement and Form of Proxy relating to the Meeting and to be presented at the 1999 Annual General Meeting must be received at the Company's executive offices by January 11, 1999.


                                  Annual Report

The 1997 Annual Report for the year ended November 30, 1997 will accompany this Proxy Statement.

A copy of the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission may also be obtained without charge from the Company.


                               Directors' Approval

The contents of and the sending of the Notice of Meeting and Proxy Statement have been approved by the Directors of the Company.

Dated at Vancouver, British Columbia, this April 6, 1998.

BY ORDER OF THE BOARD OF DIRECTORS





Michael W. Hogen
Secretary

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SILVERADO GOLD MINES LTD.
505-1111 West Georgia Street
Vancouver, B.C.
V6E 4M3